UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HELIX BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

305 Industrial Parkway South, #3 Aurora, Ontario, Canada (Address of Principal Executive Offices)	L4G 6X7 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered _________________________________	Name of each exchange on which each class is to be registered ________________________________
Common shares, without par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant’s Securities to be Registered

Helix BioPharma Corp. (the “Registrant”) hereby incorporates by reference the descriptions of its common shares, without par value, set forth under “Item 10.A. – Share Capital” and “Item 10.B. – Memorandum and Articles of Association” of Amendment No.1 to our Registration Statement on Form 20-F (File No. 000-53508) filed with the Securities and Exchange Commission on March 2, 2009.

Item 2.    Exhibits

Because no other securities of the Registrant are registered on the NYSE Amex LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: September 14, 2010	HELIX BIOPHARMA CORP.
	By:	/s/ Photios (Frank) Michalargias Photios (Frank) Michalargias Chief Financial Officer